                                                                Exhibit 10.12

                                FOURTH AND VINE
                                 OFFICE LEASE

          THIS LEASE, made the 10th day of June, 1997, by and between MARTIN SELIG, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor" and Heartstream Inc., a Delaware Corporation, whose address is 2401 Fourth Avenue, Suite 300, Seattle, Washington, 98121, hereinafter referred to as "Lessee".

          1. DESCRIPTION. Lessor in consideration of the agreements contained in
            -----------
this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the agreed upon square footage of 12,912 (hereinafter referred to as "Premises") comprised of 3,991 square feet on the 2nd floor and 8,921 square feet on the 4th floor levels of the Fourth & Vine Building, 2601 Fourth Avenue, City of Seattle, State of Washington 98121, the legal description of which is:

          Lots 5, 6, 7 and 8, Block 33 Bell and Denny's Second Addition to City of Seattle, heretofore laid off by A. A. Denny and William N. Bell according to plat recorded in Volume 1 of plats, page 137 in King County Washington.

          2. TERM. The term of this lease for the 4th floor Premises shall
             ----
commence June 1, 1997 and the term of this lease for the 2nd floor shall commence October 1, 1997. The lease term for both spaces shall expire July 31, 2001.

          In the event the Premises are not ready for occupancy on the date set forth above, whether occasioned by Lessor or Lessee, the lease term shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready for occupancy. In no event shall Lessor or Lessee be liable for any further damages.

          In the event Lessee exercises its right under paragraph 46, "Lease Cancellation," in its lease dated May 25, 1994 of premises in Fourth and Battery, Lessee's lease of premises in Fourth and Vine under the lease contained herein will also be considered cancelled.

          3. RENT.  Lessee covenants and agrees to pay Lessor rent each month in
             ----
advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of $16.00 per square foot. Rent for any fractional calendar month, at the beginning or end of the term shall be the pro rated portion of the rent computed on an annual basis.

          4. USES. Lessee agrees that Lessee will use and occupy said Premises
             ----
for general offices and related purposes and for no other purposes.

          5. RULES AND REGULATIONS. Lessee and their agents, employees, servants
             ---------------------
or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

          6. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the
             ------------------------------
Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or fire excepted). Lessee shall be responsible for removal of all personal property from the Premises, (excepting fixtures being that which is attached to the Premises, and property of the Lessor) including, but not limited to, the removal of Lessee's communication cabling, telephone equipment and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at lease expiration, then Lessor shall have the right to remove said property and restore the Premises and Lessee shall be responsible for all costs associated therewith. Lessee shall also be responsible for those costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to, the cleaning, or replacement of carpets if damage is not caused by reasonable wear, and removal and disposal of Lessee's personal property remaining in the Premises.

          7. ALTERATIONS. Lessee shall not make any alterations or improvements
             -----------
in, or additions to said Premises without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury.

          8. RESTRICTIONS. Lessee will not use or permit to be used in said
             ------------
Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

          9. WEIGHT RESTRICTIONS. Safes, furniture or bulky articles may be
             -------------------
moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, whose consent shall not be unreasonably withheld, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

          10. SIGN RESTRICTION. No sign, picture, advertisement or notice shall
              ----------------
be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor.

          11. LOCKS. At the termination of the lease, Lessee shall surrender all
              -----
keys to the Premises whether paid for or not.

          12. KEY. Lessor, his janitor, engineer or other agents may retain a
              ---
pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises.

          13. TELEPHONE SERVICE. If Lessee desires telephonic or any other
              -----------------
electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

          14. SERVICES. Lessor shall maintain Premises and the public and common
              --------
areas of building, such as lobbies, stairs, corridor and restrooms, in

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reasonably good order and condition except for damage occasioned by act of
Lessee.

          Lessor shall furnish Premises with electricity for lighting and operation of low power usage office machines, heat, normal office air-conditioning, and elevator services, during the ordinary business hours of the building. Air-conditioning units and electricity therefore for special air-conditioning requirements, such as for computer centers, shall be at Lessee's expense. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service.

          Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder.

          In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein.

          15. SOLICITORS. Lessor will make an effort to keep solicitors out of
              ----------
the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

          16. FLOOR PLAN. The floor plan and specifications for Lessee's
              ----------
occupancy shall be attached hereto and marked Exhibit "A" which shall be approved by both Lessor and Lessee, both of whose approval shall not be unreasonably withheld.

          17. ASSIGNMENT. Lessee will not assign this lease, or any interest
              ----------
hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor, whose consent shall not be unreasonably withheld. In the event Lessee desires to assign or sublet said Premises or any part thereof, Lessor shall have the first right, but not the obligation to re-lease the Premises.

          18. OPERATING SERVICES AND REAL ESTATE TAXES. The annual base rental
              ----------------------------------------
rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs". Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.

                                  DEFINITIONS

Base Year
---------

For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease term commences. The base year shall be the calendar year 1997.

Comparison Year
---------------

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

Operating Services
------------------

"Operating Services" include, but are not limited to, the charges incurred by Lessor for: building operation salaries, benefits, management fee of five percent (5%) of gross income for the building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, etc. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority, (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:

          (i)    real estate taxes

          (ii) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

          (iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

          (iv)   damage and repairs attributable to fire or other casualty;

          (v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

          (vi) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the building;

          (vii)  Lessor's general overhead expenses not related to the building;

          (viii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the building or any part thereof unless the outcome is to the financial benefit of all tenants;

          (ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building and costs incurred in supplying any item or service to less than all of the tenants in the building;

          (x) costs incurred due to a violation by Lessor or any other tenant of the building of the terms and conditions of a lease;

         (xi) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

         (xii) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

         (xiii) building management fees in excess of the management fees specified hereinabove;

         (xiv) cost incurred with owning and/or operating the parking lots serving the building by independent parking operator(s);

         (xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

         (xvi)  rent called for under any ground lease or master lease;

         (xvii) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the building; and

Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.


Real Estate Taxes
-----------------

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such.

Proportionate Basis
-------------------

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located (117,299/RSF).

Computation of Adjustments to Base Year Costs
---------------------------------------------

Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual Costs when annual audited numbers are completed. For the purpose of calculating projected increases to Base Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire building is formulated in accordance with generally accepted accounting principles and adjusted to the greater of actual occupancy or 95% occupancy, then Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment.

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

For an example, see Exhibit B attached hereto.

         19. ADDITIONAL TAXES OR ASSESSMENTS. Should there presently be in
             -------------------------------
effect or should there be enacted during the term of this lease, any law, statute or ordinance levying any assessment or any tax upon rents or the income from real estate or rental property (other than federal or state income taxes), Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

         20. LATE PAYMENTS. Any payment, required to be made pursuant to this
             -------------
Lease, not made on the date the same is due shall bear interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Seafirst National Bank, or its successor.

         In addition to any interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than five (5) days late.

         21. RISK. All personal property of any kind or description whatsoever
             ----
in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinkling fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence on the part of Lessor. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

         22. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless
             ---------------
Lessor from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients.

         23. WAIVER OF SUBROGATION. Lessee and Lessor do hereby release and
             ---------------------
relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees or otherwise.

         24. SUBORDINATION. This lease and all interest and estate of Lessee
             -------------
hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph

         25. CASUALTY. In the event the leased Premises or the said building is
             --------
destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty
(60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. If necessary, Lessor will provide access to any needed alternative space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder.

         26. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for
             ----------
the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may at Lessor's option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

         27. DEFAULT. If this lease is terminated in accordance with any of the
             -------
terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent, then, and in any of such events Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease if not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%).

         28. BINDING EFFECT. The parties hereto further agree with each other
             --------------
that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

         It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

         29. HOLDING OVER. If Lessee holds possession of the Premises after
             ------------
term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

         30. ATTORNEY'S FEES. If any legal action is commenced to enforce any
             ---------------
provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements. The phrase "prevailing Party" shall include a party who receives substantially the relief desired, whether by dismissal, summary judgment, judgment or otherwise.

         31. NO REPRESENTATIONS. The Lessor has made no representations or
             ------------------
promises except as contained herein or in some future writings signed by Lessor.

         32. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the
             ---------------
covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

         33. RECORDATION. Lessee shall not record this lease without the prior
             -----------
written consent of Lessor. However, at the request of Lessor, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

         34. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that
             ---------------------------
this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

         35. GOVERNING LAW. This lease shall be governed by, construed and
             -------------
enforced in accordance with the laws of the State of Washington.

         36. FINISH WORK. The Premises are leased in their existing, as-is
             -----------
condition except that Lessor agrees, at Lessor's sole cost, to repaint the Premises as needed and to shampoo, patch, and restretch the carpets, and repair peeling window with laminate as needed. All other improvements or modifications to the Premises shall be at Lessee's expense and with Lessor's prior approval as to work and contractor.

Lessor shall be responsible for the costs of complying with ADA, including lever handled hardware for office doors in the premises

         37. EARLY ACCESS. Lessee will be allowed access to the 4th floor space
             ------------
upon full execution of this Lease Agreement and to the 2nd floor space
September 1, 1997 for the purpose of performing tenant improvement work therein.


         38. EARLY TERMINATION. At any time during the lease term for these
             -----------------
Fourth and Vine Premises, should space become available for lease in the Fourth and Battery Building, Heartstream shall have the option to vacate all or a reasonably leaseable portion of the Premises herein, and relocate to the Fourth and

Battery Building. Upon Lessee's occupancy of the Fourth and Battery space, Lessee's lease for that portion of the Fourth and Vine Premises shall be canceled.

         39. PARKING. Lessee will be provided parking for fourteen (14) stalls
             -------
 outside the building. Parking shall be at market rate and paid for by Lessee.

         40. RIGHT OF FIRST REFUSAL. Lessee shall have the right to lease
             ----------------------
additional space on the 1st floor of the Fourth and Vine Building consisting of 3,666 square feet upon the expiration of the existing lease for those premises, August 31, 1997, under the same terms and conditions as contained herein.

         41. HAZARDOUS WASTE. Except as disclosed in the following reports, true
             ---------------
and correct copies of which have been delivered by Lessor to Lessee, to the best knowledge of Lessor, (i) no Hazardous Material is present on the Premises or Building or the soil, surface water or groundwater thereof, (ii) no underground storage tanks or asbestos containing building materials are present on the Premises or Building, and (iii) no action, proceeding, or claim is pending or threatened concerning the Premises or Building concerning any Hazardous Material or pursuant to any Environmental Law. Lessor has delivered to Lessee all reports and environmental assessments of the Premises and Building conducted at the request of or otherwise available to Lessor and Lessor has complied with all environmental disclosure obligations imposed upon Lessor by applicable law with respect to this transaction.

Lessor shall indemnify, defend with counsel reasonably acceptable to Lessee, protect and hold harmless Lessee, its employees, agents, contractors, stockholders, officers, directors, successors, subtenants, personal representatives, and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type of nature ("Claims"), directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Premises or Building, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Environmental Law relating to any such Hazardous Material, the Premises or Building or the use of the Premises or Building by any person other than Lessee, its agents or employees, except to the extent that any of the foregoing actually results from the release, disposal, discharge, or emissions of Hazardous Material on or about the Premises or Building during the term of this lease by Lessee or its agents or employees in violation of applicable Environmental Law.

As used herein "Environmental Law" shall mean all local, state, or federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties, or protocols now or hereafter enacted, issued or promulgated by any governmental authority which release to any Hazardous Material or the use, handling, transportation, production, disposal, discharge, release, emission, sale, or storage of, or the exposure of any person to a Hazardous Material.

         IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

                                        HEARTSTREAM, INC.

/s/ Martin Selig
-----------------------
Martin Selig                        By:  /s/ Gary Onn
                                        ------------------------------
                                    Its: Vice President, Finance
                                        ------------------------------

   "Lessor"                                      "Lessee"

Attachment

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

On this 10th day of June, 1997, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, the individual who executed the within and foregoing instrument and acknowledged said instrument to be his free and voluntary act and deed for the uses and purposes therein mentioned.

                                /s/ JILL M. AREND
                                ------------------------------------------------
                                Notary Public in and for the State of Washington
[NOTARY PUBLIC SEAL]            Residing at: Fall City
                                My commission expires: 6-1-98
(Individual)




STATE OF             )
                     ) ss.
COUNTY OF            )

On this      day of     , 19  , before me, a Notary Public in and for the State
        ----        ----    --
of           , personally appeared             , the individual(s) who executed
   ----------                      ------------
the within and foregoing instrument, and acknowledged said instrument to be his/her/their free and voluntary act and deed for the uses and purposes therein mentioned.


                                ------------------------------------------------
                                Notary Public in and for the State of
                                                                      ----------
                                Residing at:
                                             -----------------------------------
                                My commission expires:
                                                       -------------------------
(Partnership)




STATE OF             )
                     ) ss.
COUNTY OF            )

On this      day of     , 19  , before me, a Notary Public in and for the State
        ----        ----    --
of           , personally appeared             , to me known to be partner(s)
   ----------                      ------------
of                            , the partnership that executed the foregoing
   ---------------------------
instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the partnership.


                                ------------------------------------------------
                                Notary Public in and for the State of
                                                                      ----------
                                Residing at:
                                             -----------------------------------
                                My commission expires:
                                                       -------------------------
(Corporation)




STATE OF             )
                     ) ss.
COUNTY OF            )

On this 10th day of June, 1997, before me, a Notary Public in and for the State of Washington, personally appeared Gary Onn, to me known to be the Vice President, Finance, respectively, of Heartstream, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

                                /s/ CHARLENE M. ANDERSON
                                ------------------------------------------------
                                Notary Public in and for the State of Washington Residing at: Bellevue, WA
                                My commission expires: 12-7-98

                                   EXHIBIT B
                                   ---------

                                    EXAMPLE
                                    -------

The intent is to include Lessee's proportionate share of all Base Year Costs in Lessee's Annual Base Rental Rate. It is further the intent to limit adjustments to Lessee's Base Year Costs to actual increases in cost. The Operating Services are adjusted to the greater of actual occupancy or 95% occupancy for the base year to fairly establish the Base Year Costs at an equitable standard for comparison purposes. Comparison Years are similarly adjusted for purposes of fairness and equality. To prevent any confusion regarding computation of Base Year Costs, Comparison Year Costs and the adjustment of those costs to 95% occupancy, if necessary, we have set forth the following example. It is important to note that if adjustment to 95% occupancy is necessary, not all Operating Services are adjusted.

Expenses requiring adjustment are those which are 100% dependent upon the change in footage and adjust with the change in occupied footage. This category includes electricity, water/sewer, superintendent, disposal, management, janitorial supplies, window washing, repair and maintenance, HVAC maintenance, and janitorial labor.

Other expenses do not require adjustment nor are they dependent upon occupied footage change. These categories are the same whether the building is empty or full. They are, insurance, security, elevator, landscaping and telephone.

Real Estate Taxes are dependent upon independent assessment. Real Estate Taxes are not adjusted to 95%, but are established for each respective year based on the actual tax paid whether for the respective Base Year or each subsequent Comparison Year(s).

Please note the expenses noted below which are and are not adjusted and the adjustment to each expense to achieve 95% occupancy, if necessary. The method of adjusting expenses depicted in the example will be followed when adjusting actual Operating Service Expenses for both the Base Year and Comparison Year(s).

HYPOTHETICAL FACTS

Building Occupancy:                                       80%
Actual Base Year Costs:                                   $375,000
Grossed Base Year Costs to 95%:                           $440,000
Actual Comparison Year Costs: (see below)                 $405,440
Grossed Comparison Year Costs to 95%: (see below)         $463,080
Tenant Premises:                                          10,000 RSF
Building RSF:                                             125,000 RSF
Tenant Proportionate Basis:                               10,000 + 125,000 = 8%


                                    EXAMPLE
                                    -------

                          Actual           Grossed
Description              Expenses          Expenses
-----------              --------          --------
Percent Occupied           80.00%       95.00%  Methodology
                                                -----------
Real Estate Taxes         $54,854      $54,854  Actual Cost
-----------------

Operating Expenses
------------------
Insurance                 $26,595      $26,595  Actual Cost
Electricity               $69,358      $82,363  Adjusts with occupancy
Water & Sewer              $4,945       $5,872  Adjusts with occupancy
Security                   $5,000       $5,000  Actual Cost
Elevator                   $7,526       $7,526  Actual Cost
Superintendent            $82,869      $98,407  Adjusts with occupancy
Landscaping                $2,912       $2,912  Actual Cost
Disposal                  $15,502      $18,409  Adjusts with occupancy
Management                $41,680      $49,495  Adjusts with occupancy
Supplies                   $4,339       $5,153  Adjusts with occupancy
Window Washing             $1,527       $1,813  Adjusts with occupancy
Repairs & Maintenance     $24,333      $28,895  Adjusts with occupancy
Telephone                  $1,144       $1,144  Actual Cost
HVAC Maintenance           $6,208       $7,372  Adjusts with occupancy
Janitorial                $56,648      $67,270  Adjusts with occupancy
                         --------     --------
TOTALS:                  $405,440     $463,080
